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                                                                    Exhibit 99.1

A.C. MOORE (LOGO)                       General Office o Distribution Center
--------------------------------------------------------------------------------
                                       130 A.C. Moore Drive o Berlin, NJ 08009
                                     PHONE: (856) 768-4930 o FAX: (856) 753-4723

FOR:                                         FROM:
A.C. Moore Arts & Crafts, Inc.               Gregory FCA Communications, Inc.
Leslie Gordon                                For More Information Contact:
Chief Financial Officer                      Joe Crivelli
(856) 768-4930                               (610) 642-8253


                              FOR IMMEDIATE RELEASE


                 A.C. MOORE'S FIRST QUARTER SALES INCREASE 10.2%

Berlin, New Jersey, April 7, 2005 - A.C. Moore Arts & Crafts, Inc. (Nasdaq:
ACMR) reported today sales of $122.9 million for the first quarter ended March 31, 2005, an increase of 10.2% over sales of $111.5 million during the first quarter of 2004. Same store sales in the first quarter of 2005 decreased by 1.6% versus 2004. This compares to a same store sales increase of 9.4% in the first quarter of 2004 versus 2003.

Jack Parker, Chief Executive Officer, stated, "Although we were disappointed with our comp store decrease of 1.6% versus the 9.4% increase we had in 2004, we were very encouraged with the results of our southern stores as, with comparable weather to last year, they significantly exceeded the plan. This gives us comfort in knowing that our merchandise mix is in place to achieve our objectives for the balance of the year. We now forecast that our first quarter earnings will meet or beat analysts' consensus earnings estimates."

First quarter earnings and an update for our full year outlook will be released on April 20, 2005 and the company will host a conference call at 5:00 PM Eastern Daylight time that evening to discuss the financial results in detail. To participate, please call 973-409-9254. If you are unable to access the live call, please dial 973-341-3080 and enter pin number 5937368 to access the taped digital replay. The replay will be available at approximately 7:00 PM on April 20th and will remain available until Wednesday, April 27th at 11:59 PM Eastern Daylight Time.

A simultaneous webcast of the conference call may be accessed at http://www.acmoore.com. Go to "Investor Relations" and click on "Corporate Profile." To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. An archive of the conference call will be available approximately two hours after the conference call ends and will remain available on the company's website until April 20, 2006.

A. C. Moore operates arts and crafts stores that offer a vast assortment of traditional and contemporary arts and crafts merchandise for a wide range of customers. The Company operates 96 stores on the eastern United States. For more information about the Company, visit our website at www.acmoore.com.

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                                      # # #

This press release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based on A.C. Moore's current expectations and assumptions as of this date. The Company undertakes no obligation to update or revise any forward-looking statement whether the result of new developments or otherwise. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ from those anticipated include, but are not limited to, the impact of the adoption of EITF Issue 02-16, the impact of the adoption of FAS 123R, customer demand and trends in the arts and crafts industry, related inventory risks due to shifts in customer demand, the effect of economic conditions, the impact of adverse weather conditions, the impact of competitors' locations or pricing, the availability of acceptable real estate locations for new stores, difficulties with respect to new system technologies, supply constraints or difficulties, the effectiveness of advertising strategies, the impact of the threat of terrorist attacks and war, the uncertainty of the final resolution of the insurance claim relating to the roof collapse, our ability to maintain an effective system of internal control over financial reporting, and other risks detailed in the Company's Securities and Exchange Commission filings.